Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 1, 2019, Stoneridge, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) by and among the Company, the Company’s wholly owned subsidiary, Stoneridge Control Devices, Inc. (“SCD”), and Standard Motor Products, Inc. (“SMP”). On the same day pursuant to the APA, in exchange for $40 million (subject to a post-closing inventory adjustment) and the assumption of certain liabilities the Company and SCD sold to SMP product lines and assets related to certain non-core switches and connectors (the “Non-Core Switch and Connector Products”). The products related to the Non-Core Switch & Connector Products are currently manufactured in Juarez, Mexico and Canton, Massachusetts, and include ball switches, ignition switches, rotary switches, courtesy lamps, toggle switches, headlamp switches and other related components.

On April 1, 2019, the Company and SMP also entered into certain ancillary agreements, including a transition services agreement, a contract manufacturing agreement and a supply agreement, pursuant to which the Company will provide and be compensated for certain manufacturing, transitional, administrative and support services to SMP on a short-term basis. Due to the short-term and non-recurring nature of these ancillary agreements, the impact has not been incorporated into the following unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are based on the historical financial activity of the Non-Core Switch and Connector Products and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements were prepared with Stoneridge Inc., being the selling entity, and reflect estimates and assumptions deemed appropriate by Company management to give effect to the disposal as if it had been completed effective December 31, 2018, with respect to the unaudited pro forma combined balance sheet, and as of January 1, 2018 (the beginning of the Company’s fiscal 2018), with respect to the unaudited pro forma combined statement of operations. No gain on disposal was reflected in the unaudited pro forma combined statement of operations as it is considered to be nonrecurring in nature.

The historical audited financial statements for Stoneridge, Inc. were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Stoneridge, Inc. that would have been reported had the sale of the Non-Core Switch and Connector Products been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Stoneridge, Inc.. The unaudited pro forma combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Stoneridge, Inc. included in the annual report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities Exchange Commission on February 27, 2019.

Stoneridge, Inc. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheets
As of December 31, 2018
(In thousands)

	Stoneridge	Non-Core Switch and Connector Products (A)	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$81,092	$-	$40,000	(B)	$121,092
Accounts receivable, net	139,076	-	-		139,076
Inventories, net	79,278	(2,505)	-		76,773
Prepaid expenses and other current assets	20,731	-	-		20,731
Total current assets	320,177	(2,505)	40,000		357,672
Long-term assets:
Property, plant and equipment, net	112,213	(50)	-		112,163
Intangible assets, net	62,032	-	-		62,032
Goodwill	36,717	-	-		36,717
Investments and other long-term assets, net	28,380	-	(5,389)	(C)	22,991
Total long-term assets	239,342	(50)	(5,389)		233,903
Total assets	$559,519	$(2,555)	$34,611		$591,575

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$1,533	$-	$-		$1,533
Accounts payable	87,894	-	-		87,894
Accrued expenses and other current liabilities	57,880	-	4,982	(C)	62,862
Total current liabilities	147,307	-	4,982		152,289
Long-term liabilities:
Revolving credit facility	96,000	-	-		96,000
Long-term debt, net	983	-	-		983
Deferred income taxes	14,895	-	-		14,895
Other long-term liabilities	17,068	-	-		17,068
Total long-term liabilities	128,946	-	-		128,946
Shareholders' equity:
Preferred Shares	-	-	-		-
Common Shares	-	-	-		-
Additional paid-in capital	231,647	-	-		231,647
Common Shares held in treasury, 478 and 786 shares at December 31, 2018 and 2017, respectively, at cost	(8,880)	-	-		(8,880)
Retained earnings	146,251	(2,555)	29,629	(D)	173,325
Accumulated other comprehensive loss	(85,752)	-	-		(85,752)
Total shareholders' equity	283,266	(2,555)	29,629		310,340
Total liabilities and shareholders' equity	$559,519	$(2,555)	$34,611		$591,575

See accompanying notes to the unaudited pro forma combined financial statements.

Stoneridge, Inc. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2018
(In thousands, except per share data)

	Stoneridge	Non-Core Switch and Connector Products (E)	Notes	Pro Forma Combined

Net sales	$866,199	$(44,538)		$821,661
Costs and expenses:
Cost of goods sold	609,568	(31,953)		577,615
Selling, general and administrative	138,553	(1,286)		137,267
Design and development	51,074	(150)		50,924
Operating income	67,004	(11,149)		55,855
Interest expense, net	4,720	-		4,720
Equity in earnings of investee	(2,038)	-		(2,038)
Other (income) expense, net	(736)	-		(736)
Income before income taxes	65,058	(11,149)		53,909
Provision (benefit) for income taxes	11,210	(2,354)	(F)	8,856
Net income attributable to Stoneridge, Inc.	$53,848	$(8,795)		$45,053
Earnings per share attributable to Stoneridge, Inc.:
Basic	$1.90			$1.59
Diluted	$1.85			$1.55
Weighted-average shares outstanding:
Basic	28,402			28,402
Diluted	29,080			29,080

See accompanying notes to the unaudited pro forma combined financial statements.

Note 1. Basis of Presentation

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the disposition of the Non-Core Switch and Connector Products, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the operating results of the combined company.

The historical financial information of Stoneridge Inc. is presented in accordance with U.S. GAAP. The historical financial information of the Non-Core Switch and Connector Products is also presented in accordance with U.S. GAAP and conforms to the accounting policies and presentation used by Stoneridge Inc.

Note 2. Notes to Pro Forma Combined Balance Sheet and Statement of Operations

The pro forma adjustments and assumptions reflected in the unaudited pro forma combined balance sheet and statement of operations represent estimated values and amounts based on available information.

The following pro forma adjustments are included in our unaudited pro forma combined financial statements:

Balance Sheet

(A)	The balance sheet for the Non-Core Switch and Connector Products represents assets sold pursuant to the APA and conforms to both U.S. GAAP and the accounting policies and presentation used by Stoneridge Inc., relating to the following:

•	Inventory Represents finished goods inventory of the Non-Core Switch and Connector Products of $2,505.

•	Property, plant and equipment, net Represents the net book value of property, plant and equipment, net directly associated with the production of the Non-Core Switch and Connector Products.

(B)	Cash and cash equivalents Represents the cash proceeds received as a result of the disposal of the Non-Core Switch and Connector Products of $40,000.

(C)	Investments and other long-term assets, net Represents a reduction in noncurrent deferred tax assets of $5,389 primarily due to the expected utilization of federal and state tax loss and tax credit carryforwards.

Accrued expenses and other current Represents transaction costs of $840 incurred and not paid by Stoneridge as of December 31, 2018, an estimate of the post-closing inventory adjustment of $1,670 due to SMP and income taxes payable of $2,472 attributable to the pretax gain on disposal of $34,936.

(D)	Shareholders’ equity Reflects the pro forma net impact of the disposal of the Non-Core Switch and Connector Products excluding the net book value of disposed assets as of December 31, 2018.

Statement of Operations

(E)	The statement of operations for the Non-Core Switch and Connector Products represents sales and cost of goods sold attributable disposed non-core switch and connector products as well direct selling, general and administrative and design and development costs. Selling, general and administrative and design and development costs represent the Company’s estimate of incremental support costs attributable to the Non-Core Switch and Connector Products. The Non-Core Switch and Connector Products presentation conforms to both U.S. GAAP and the accounting policies and presentation used by Stoneridge, Inc.

(F)	Provision for income taxes Reflects the estimated federal and state income tax expense reduction resulting from the dispoal of the Non-Core Switch and Connector Products.